Exhibit 10.32
BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED MARCH 12, 2008)
AMENDMENT NO. 1
     Effective October 29, 2008, the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated March 12, 2008 (the “Plan”) is hereby further amended as follows:
  1. Section VII.D. of the Plan is hereby deleted in its entirety and replaced with the following new Section VII.D.:
     “D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 9,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in this Plan and the International Plan on any one Purchase Date in any offering period beginning on or after October 30, 2008 shall not exceed 4,000,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.”
  2. Except as modified by this Amendment No. 1, all the terms and provisions of the Plan shall continue in full force and effect.
  3. This Amendment No. 1 was duly approved by the Plan Administrator on October 29, 2008.

BROADCOM CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(AS AMENDED AND RESTATED MARCH 12, 2008)
AMENDMENT NO. 2
     Effective October 30, 2008, the Broadcom Corporation 1998 Employee Stock Purchase Plan, as amended and restated March 12, 2008 and as further amended October 29, 2008 (the “Plan”) is hereby further amended as follows:
  1. The definition of “Cash Earnings” set forth in the Appendix to the Plan is hereby deleted in its entirety and replaced with the following new definition of “Cash Earnings”:
“B. Cash Earnings shall mean the base salary payable to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Such Cash Earnings shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established.”
  2. Except as modified by Amendment No. 1 and this Amendment No. 2, all the terms and provisions of the Plan shall continue in full force and effect.
  3. This Amendment No. 2 was duly approved by the Board of Directors on October 30, 2008.